UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 4, 2008

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

 (Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On February 4, 2008, AAR CORP. (the “Company”) announced it will offer $175 million in aggregate principal amount of convertible senior notes (the “Notes”) in a private offering to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended, subject to market and other conditions.  The Notes will be offered in two equal tranches of $87.5 million aggregate principal amount of Notes due 2014 and $87.5 million aggregate principal amount of Notes due 2016.  The Company may sell up to an additional aggregate $25 million of Notes upon exercise of an over-allotment option that the Company expects to grant to the initial purchasers in connection with the offering.

In addition, the Company expects to enter into separate convertible note hedge and warrant transactions with an affiliate of one of the initial purchasers of the Notes.  These transactions are intended to reduce potential dilution to the Company’s common stock upon potential future conversion of the Notes and generally have the effect on the Company of increasing the conversion price of the Notes.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

                                                99.1         Press Release issued by AAR CORP. dated February 4, 2008.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       February 5, 2008

AAR CORP.

By:	/s/ RICHARD J. POULTON
Richard J. Poulton
Vice President-Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by AAR CORP. dated February 4, 2008.